                         NOTICE OF GUARANTEED DELIVERY

                       MEDICIS PHARMACEUTICAL CORPORATION

                                 FOR TENDER OF

               2.5% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2032

                         PURSUANT TO ITS EXCHANGE OFFER
          DESCRIBED IN THE PRELIMINARY PROSPECTUS, DATED JULY 16, 2003

      You must use this form to accept the Exchange Offer of Medicis Pharmaceutical Corporation (the "Company") made pursuant to the preliminary prospectus, dated July 16, 2003 (the "Prospectus"), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Deutsche Bank Trust Company Americas, as exchange agent (the "Exchange Agent") prior to 5:00 p.m., New York City time, on August 13, 2003 of the Exchange Offer. This letter or such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender your 2.5% Contingent Convertible Senior Notes Due 2032 (the "Old Notes") pursuant to the Exchange Offer, a Letter of Transmittal (or manually signed facsimile thereof) or an electronic confirmation pursuant to The Depository Trust Company's ATOP system, with any required signature guarantees and any other required documents (including an agent's message, or an express acknowledgment, confirming that you have received and agree to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you) must also be received by the Exchange Agent prior to the Expiration Date. Capitalized terms not defined herein are defined in the Letter of Transmittal.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                   ON AUGUST 13, 2003, UNLESS EXTENDED BY US.

Delivery To:  Deutsche Bank Trust Company Americas, the Exchange Agent:

By regular, registered or certified     By overnight mail or courier:           In person by hand only:
               mail:

    DB Services Tennessee, Inc.          DB Services Tennessee, Inc.      Deutsche Bank Trust Company Americas
        Reorganization Unit           Corporate Trust & Agency Services    c/o The Depository Trust Clearing
          P.O. Box 292737                    Reorganization Unit                      Corporation
      Nashville, TN 37229-2737             648 Grassmere Park Road             55 Water Street, 1st floor
                                             Nashville, TN 37211                 Jeanette Park Entrance
                                             Attn: Karl Shepherd                   New York, NY 10041
                                             Confirm by Telephone
                                                (615) 835-3572

             By facsimile transmission                         For information by telephone call:
         (for eligible institutions only):                               (800) 735-7777
                   (615) 835-3701

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in the section titled "The Exchange Offer -- Guaranteed Delivery Procedures," in the Prospectus.

           Aggregate Principal Amount of                        For book-entry transfer to
                Old Notes Tendered:                            The Depository Trust Company,
                  $ ------------                              please provide account number.
                                                               Account Number: ------------

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                                PLEASE SIGN HERE

Signature(s) of Owner(s) or Authorized Signatory:               Date:
------------------------------------------------------------    --------------------------------

Address:
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

Area Code and Telephone Number:                                 --------------------------------

     This Notice of Guaranteed Delivery must be signed by the Holder(s) of Old Notes exactly as its (their) name(s) appear(s) on a security position listing as the owner of the Old Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by an attorney-in-fact, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

     Please print name(s) and address(es)

Name(s):                             Capacity:                            Address(es):
---------------------------------    ---------------------------------    ---------------------------------
---------------------------------    ---------------------------------    ---------------------------------
---------------------------------    ---------------------------------    ---------------------------------
---------------------------------    ---------------------------------    ---------------------------------
---------------------------------    ---------------------------------    ---------------------------------
---------------------------------    ---------------------------------    ---------------------------------

     Do not send Old Notes with this form. Old Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, or an "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), the Old Notes, in proper form for transfer, or a book-entry confirmation of transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company, including the agent's message instead of a Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the Letter of Transmittal, will be deposited by the undersigned with the Exchange Agent.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND THE OLD NOTES TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
------------------------------------------------------------    ------------------------------
Address:                                                        Authorized Signature
------------------------------------------------------------    ------------------------------
------------------------------------------------------------    Name:
------------------------------------------------------------
Area Code and Telephone Number:                                 ------------------------------
-----------------------------------------------                 Title:
                                                                ------------------------------
                                                                Date:

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